UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 4, 2009

First Busey Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  000-15950

Nevada	37-1078406
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

201 W. Main St.

Urbana, Illinois 61801

(Address of principal executive offices, including zip code)

(217) 365-4516

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                       Entry into a Material Definitive Agreement.

On March 6, 2009, First Busey Corporation (the “Company”), pursuant to the Capital Purchase Program implemented as a component of the Troubled Asset Relief Program, entered into a Letter Agreement, which includes the Securities Purchase Agreement — Standard Terms (collectively, the “Purchase Agreement”), and a related side letter, with the United States Department of the Treasury (“Treasury”) pursuant to which the Company issued and sold to Treasury: (i) 100,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series T (the “Series T Preferred Stock”); and (ii) a warrant (the “Warrant”) to purchase 1,147,666 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of $100 million in cash.  The Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein.  The side letter is attached as Exhibit 10.2 hereto and incorporated by reference herein.

The Series T Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter.  The Series T Preferred Stock may be redeemed by the Company with the approval of the Federal Reserve.  Any redemption of the Series T Preferred Stock will be at the per share liquidation amount of $1,000 per share, plus any accrued and unpaid dividends.  Additional restrictions on redemption are set forth in the Certificate of Designation described in Item 5.03 below.

Prior to the third anniversary of Treasury’s purchase of the Series T Preferred Stock, unless the Series T Preferred Stock has been redeemed or Treasury has transferred all of the Series T Preferred Stock to one or more third parties, the consent of Treasury will be required for the Company to: (i) increase the dividend paid on the Common Stock; or (ii) repurchase the Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.  The Series T Preferred Stock will be non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Series T Preferred Stock.

The Warrant has a ten-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $13.07 per share of the Common Stock.  The Warrant is attached as Exhibit 4.2 hereto and incorporated by reference herein.

If the Company receives aggregate cash proceeds of not less than $100 million from one or more qualified equity offerings on or prior to December 31, 2009, the number of shares of the Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant.  Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of the Common Stock issued upon exercise of the Warrant.

The Series T Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series T Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series T Preferred Stock, may be issued.  The Company has agreed to register the Series T Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and the Depositary Shares, if any, as soon as practicable after the date hereof.  Neither the Series T Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate one-half of the Warrant Shares prior to the earlier of the date on which the Company receives aggregate cash proceeds of not less than $100 million from one or more qualified equity offerings and December 31, 2009.

Item 3.02.                                       Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01.  Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.                                       Material Modification to Rights of Securityholders.

As a result of the Company’s issuance of the Series T Preferred Stock on March 6, 2009, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of the Common Stock will be subject to restrictions, including a restriction against the Company increasing dividends from the last quarterly cash dividend declared on the Common Stock prior to October 14, 2008, which was $0.20 per share.  The redemption, purchase or other acquisition of other classes of stock and trust preferred securities of the Company or its affiliates also will be restricted.  These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series T Preferred Stock and (b) the date on which the Series T Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series T Preferred Stock to one or more third parties.  The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Designation setting forth the preferences, qualifications, limitations, restrictions and rights of the Series T Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of the Common Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series T Preferred Stock.  These restrictions are set forth in the Certificate of Designation described in Item 5.03.

Item 5.02.                                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, the Company has agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, the Company’s employee benefit plans and other executive compensation arrangements with its “senior executive officers” and five other most highly compensated employees must comply in all respects with Section 111(b) of the Emergency Stabilization Act of 2008 (the “EESA”), as implemented by regulations under the EESA issued by Treasury.  Each of the Company’s senior executive officers executed a waiver pursuant to the terms of the Purchase

Agreement, a form of which is attached as Exhibit 10.3 hereto and incorporated by reference herein.

Accordingly, in the Purchase Agreement, the Company has agreed to not adopt any benefit plans or other executive compensation arrangements with respect to, or which cover, its senior executive officers and five other most highly compensated employees that do not comply with the EESA.  In addition, each of the Company’s senior executive officers and five other most highly compensated employees entered into an Omnibus Amendment to Employee Benefit Plans with the Company for the purpose of amending each senior executive officer’s benefit plans and other executive compensation arrangements in order to comply with the relevant elements of the EESA and Treasury regulations promulgated thereunder.  A form of the Omnibus Amendment is attached as Exhibit 10.4 hereto and incorporated by reference herein.

Item 5.03.                                       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article Fourth of the Company’s Restated Articles of Incorporation, as amended by the Amendment to Articles of Incorporation dated July 31, 2007 (the “Articles”), authorizes the Company’s board of directors to designate a class or series of preferred stock and to fix the designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.  On March 4, 2009, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada for the purpose of amending the Articles to fix the designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Series T Preferred Stock.  The Series T Preferred Stock has a liquidation preference of $1,000 per share.  The Certificate of Designation is attached as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01.                                       Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are filed herewith:

3.1                               Certificate of Designation of Fixed Rate Cumulative Perpetual Preferred Stock, Series T, as filed with the Secretary of State of the State of Nevada on March 4, 2009.

4.1                               Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series T.

4.2                               Warrant to Purchase Common Stock, dated March 6, 2009.

10.1                         Letter Agreement, dated March 6, 2009, between the Company and the United States Department of the Treasury, which includes the Securities Purchase Agreement — Standard Terms attached as Exhibit A thereto, with respect to the issuance and sale of the Series T Preferred Stock and the Warrant.

10.2                         Side Letter, dated March 6, 2009, between the Company and the United States Department of the Treasury.

10.3                         Form of Waiver, executed by each of the Company’s senior executive officers.

10.4                         Form of Omnibus Amendment, executed by the Company and each of the Company’s senior executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Busey Corporation

Dated: March 9, 2009	By:	/s/ Van A. Dukeman
Van A. Dukeman
President and Chief Executive Officer